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                                                                     Exhibit 3.1

                                    Form of

                   FOURTH RESTATED ARTICLES OF INCORPORATION

                                      OF

                       PRIMUS KNOWLEDGE SOLUTIONS, INC.

     Pursuant to RCW 23B.10.070 of the Washington Business Corporation Act, Primus Knowledge Solutions, Inc. (the "Company"), a Washington corporation hereby submits these Fourth Restated Articles of Incorporation for filing. These Fourth Restated Articles of Incorporation supersede the original Articles of Incorporation of this corporation and all prior amendments thereto or restatements thereof.

                               ARTICLE 1.  NAME

     The name of the Corporation is Primus Knowledge Solutions, Inc.

                              ARTICLE 2.  SHARES

2.1  Authorized Capital

     The Corporation is authorized to issue two classes of stock to be designated respectively "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is 65,000,000, consisting of 50,000,000 shares of Common Stock having a par value of $.025 per share and 15,000,000 shares of Preferred Stock having a par value of $.001 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinafter set forth.

     2.2    Issuance of Preferred Stock

     2.2.1  Issuance of Preferred Stock in Series

     The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation of the corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designation, preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has
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designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

     2.2.2 Elimination of Series A, Series B, Series C, and Series D Preferred Stock Upon Conversion of Outstanding Shares

     When, as a result of the conversion of outstanding shares of Series A, Series B, Series C, and Series D Preferred Stock into shares of Common Stock, no shares of Series A, Series B, Series C or Series D Preferred Stock shall remain, Articles 2.8, 2.9, 2.10, and 2.11 shall no longer be in effect and operative and maybe deleted from these Fourth Restated Articles of Incorporation without further shareholder action.

2.3   Dividends

     The holders of shares of the Preferred Stock shall be entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors in designating a particular series of Preferred Stock. If such dividends on the Preferred Stock shall be cumulative, then if dividends shall not have been paid, the deficiency shall be fully paid or the dividends declared and set apart for payment at such rate, but without interest on cumulative dividends, before any dividends on the Common Stock shall be paid or declared and set apart for payment. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

2.4   Redemption

      The Preferred Stock may be redeemable at such price, in such amount, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by the corporation to the extent legally permissible.

2.5   Liquidation

      In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock and dividends accrued thereon to the date of such payment. The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution, or winding up of the affairs of the corporation other than the distributive amounts referred to in this section, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.
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2.6   Conversion

      Shares of Preferred Stock may be convertible into Common Stock of the corporation upon such terms and conditions, at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

2.7   Voting Rights

      Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

2.8   Designation of Series A Convertible Preferred Stock

      The following series of Preferred Stock is hereby designated, which series shall have the rights, preferences, privileges and limitations as set forth below in this Section 2.8:

     2.8.1   Series A Preferred Stock

     The series of Series A Convertible Preferred Stock, consisting of 6,910,568 shares, par value $.001 per share, authorized herein, shall be designated herein as the "Series A Stock" and shall be convertible into shares of this corporation's Common Stock, as described in Section 2.8.5.

     The rights, preferences, restrictions and other matters relating to Series A Stock are set forth below.

     2.8.2   Dividends

     Dividends shall be declared and set aside for any shares of the Series A Stock only upon resolution of the Board of Directors of this corporation (the "Board"); provided that:

          (a) General. Subject to the rights of the holders, if any, of any outstanding shares of preferred stock of this corporation having a preferential right to dividends ranking equal or superior to the rights of the holders of Series A Stock, the holders of record of outstanding shares of Series A Stock shall be entitled to receive, out of funds legally available therefor, a noncumulative cash dividend, if and when declared by the Board in its discretion. Such dividend, if and so declared, shall be paid at such time or times as shall be determined by the Board.

          (b) Limitation on Common Stock Distributions. No dividend, redemption or similar distribution may be declared or paid on shares of the Common Stock, or on any other shares of capital stock of this corporation ranking below the Series A Stock with respect to the payment of dividends, if the net assets of this corporation after such event would be insufficient to make the liquidation payment described in Section 2.8.3(a) on the Series A
Stock, or any liquidation payment on the shares, if any, of any other series of preferred stock
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of this corporation having a preferential right to liquidation payments superior to the Common Stock (whether or not such payment actually is to be paid).

          (c) Limitation on Other Dividends. The Series A Stock, and the shares, if any, of any other series of preferred stock of this corporation having a preferential right to dividends equal or superior to the rights of the holders of Series A Stock, shall be preferred as to the payment of cash dividends, so declared by the Board of Directors, over the Common Stock and any other shares of capital stock of this corporation ranking below the Series A Stock with respect to the payment of dividends. No cash dividends shall be declared on the Common Stock or any other shares of capital stock of this corporation ranking below the Series A Stock with respect to the payment of dividends unless or until a cash dividend in an amount equal to or greater than the dividend declared on the Common Stock or junior preferred stock (dividends shall be compared on an as-converted-to-Common-Stock basis) shall have been declared on the Series A Stock and the shares, if any, of any other series of preferred stock of this corporation having a preferential right to dividends equal or superior to the rights of the holders of Series A Stock.

     2.8.3   Liquidation Rights

     Upon the voluntary or involuntary dissolution, liquidation or winding up of this corporation, the assets of this corporation available for distribution to its shareholders shall be distributed in the following order and amounts:

          (a)   General.

                (i) First, the holders, if any, of any outstanding shares of preferred stock of this corporation having a preferential right to liquidation payments ranking equal to the rights of the holders of Series A Stock (the "Parity Shares") shall be entitled to receive the liquidation payment specified for such shares held by them (the "Parity Liquidation Amount") and the holders of shares of Series A Stock shall be entitled to receive $1.23 for each outstanding share of Series A Stock held by them plus any declared but unpaid dividend per share on such outstanding shares of Series A Stock (the "Series A Liquidation Amount"). If upon the occurrence of such event, the assets of this corporation shall be insufficient to permit the payment of the full Parity Liquidation Amount and the full Series A Liquidation Amount, then the assets of this corporation available for distribution shall be distributed ratably among the holders of the shares of preferred stock ranking equal to the Series A Stock and the holders of the Series A Stock in the same proportions as the aggregate of the Parity Liquidation Amount and Series A Liquidation Amount each such holder would otherwise be entitled to receive bears to the total Parity Liquidation Amount and Series A Liquidation Amount that would otherwise be payable to all such holders.

                (ii) If, upon completion of the distribution required by subsection (i) of this Section 2.8.3(a), assets remain in this corporation, the holders, if any, of Parity Shares entitled to participate in distributions hereunder in addition to the Parity Liquidation Amount, of Series A Stock and of Common Stock shall be entitled to receive liquidation
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payments on a pro rata basis (assuming the conversion of all shares of Preferred
Stock to Common Stock at the then applicable conversion rates for each series of the Preferred Stock) until, with respect to the holders of Series A Preferred Stock, they shall have received an aggregate liquidation payment pursuant to subsections (i) and (ii) of this Section 2.8.3(a) of $3.08 per share of Series A Preferred Stock and, with respect to holders, if any, of Parity Shares, they shall have received an aggregate liquidation payment pursuant to subsections (i) and (ii) of this Section 2.8.3(a) equal to any applicable limit thereon.

               (iii) If, upon completion of the distributions required by subsections (i) and (ii) of this Section 2.8.3(a), assets remain in this corporation, the holders of Common Stock shall be entitled to receive such assets on a pro rata basis based on the number of shares of Common Stock held by each such holder.

          (b) Treatment of Consolidations, Mergers and Sales of Assets. The sale of all or substantially all of the assets of this corporation or the acquisition of this corporation by another entity by means of merger or otherwise resulting in the exchange of the outstanding shares of this corporation for securities of or consideration issued, or caused to be issued, by the acquiring entity or any of its affiliates shall be regarded as a liquidation within the meaning of this Section 2.8.3; provided, however, that each holder of Series A Stock or other shares of convertible preferred stock of this corporation shall have the right to elect the benefits of the provisions of
Section 2.8.5 or other applicable conversion provisions in lieu of receiving payment in liquidation, dissolution or winding up of this corporation pursuant to this Section 2.8.3.

          (c) Noncash Distributions. If any of the assets of the corporation are to be distributed other than in cash under this Section 2.8.3 or for any purpose, then the Board shall promptly engage independent appraisers to determine the value of the assets to be distributed to the holders of Preferred Stock or Common Stock. The corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock or Common Stock of the appraiser's valuation. Notwithstanding the above, any securities to be distributed to the holders of shares of Preferred Stock or Common Stock shall be valued as follows:

               (i) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the closing:

               (ii) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing; and

               (iii) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the corporation and the holders of not less than fifty percent (50%) of the outstanding shares of Preferred Stock, provided that if the corporation and the holders of fifty percent (50%) of the outstanding shares of Preferred
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Stock are unable to reach agreement, then by independent appraisal by an investment banker hired and paid by the corporation, but acceptable to the holders of at least fifty percent (50%) of the outstanding shares of Preferred Stock.

     2.8.4   Voting Power

     Except as otherwise expressly provided in Section 2.8.8, or as required by the Washington Business Corporation Act, each holder of Series A Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series A Stock could be converted under Section 2.8 5, at the record date for the determination of shareholders entitled to vote on such matter, or, if no such record date is established, at the date on which notice of the meeting of shareholders at which the vote is to be taken is mailed, or the date any written consent of shareholders is solicited if the vote is not to be taken at a meeting. Except as otherwise expressly required, the holders of shares of Series A Stock and Common Stock shall vote together as a single class on all matters.

     2.8.5   Conversion Rights

     The holders of the Series A Stock shall have the following rights with respect to the conversion of Series A Stock into shares of Common Stock:

             (a)  General.

                  (i) Voluntary Conversion. Any share of the Series A Stock may, at the option of the holder, be converted at any time into such number of fully paid and nonassessable shares of Common Stock as are equal to the product obtained by multiplying the Series A Conversion Rate (determined under Section 2.8.5(b)) by the number of shares of Series A Stock being converted.

                  (ii) Mandatory Conversion. Each share of Series A Stock shall be converted automatically, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to this corporation or its transfer agent for the Common Stock, into the number of shares of Common Stock into which such Series A Stock is convertible pursuant to Section 2.8.5(a)(i) upon the earliest of, (A) immediately prior to the closing of a primary, public offering by this corporation of shares of Common Stock, registered under the Securities Act of 1933, as amended, in which the net proceeds are at least $10,000,000 (after deduction of underwriters' discounts and commissions and expenses of the offering) and the per share price at which such shares of Common Stock are offered to the public is at least $3.50, or (B) the consent to, or vote in favor of, such conversion by holders of a majority of the Series A Stock then outstanding. Any such automatic conversion shall take precedence over and shall occur irrespective of any notice of redemption of any shares of Series A Stock if such conversion occurs prior to the Redemption Date (as defined in Section 2.8.7(d)) for such shares.
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          (b)  Conversion Rate.  The conversion rate for Series A Stock in effect at any time (the "Series A Conversion Rate") shall equal $1.23 divided by the Series A Conversion Price, calculated as provided in Section 2.8.5(c).

          (c) Conversion Price. The conversion price for Series A Stock in effect from time to time, except as adjusted in accordance with Section 2.8.5(d), shall be $1.23; provided, that if this corporation's revenues for the year ended December 31, 1996 shall be less than $5 million, as shown in this corporation's audited Statement of Operations for the year ended December 31, 1996 (which such audited Statement of Operations shall be prepared using generally accepted accounting principles applied on a consistent manner with prior years), such conversion price shall be $1.00 (the "Series A Conversion Price").

          (d)  Adjustments to Applicable Conversion Price.

               (i) Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as defined below), the Series A Conversion Price shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the products so obtained shall thereafter be the Series A Conversion Price. The Series A Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

     "Extraordinary Common Stock Event" shall mean (i) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock of this corporation, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

               (ii)  Sale of Shares Below Applicable Conversion Price.

                     (A) If this corporation shall issue any Additional Stock (as defined below) without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Series A Conversion Price in effect upon such issuance (except as otherwise provided in this Section 2.8.5(d)(ii)) shall be adjusted to a price equal to the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below as follows:

                          (x)  an amount equal to the sum of (1) the result
obtained by multiplying the number of shares of Common Stock deemed outstanding immediately prior to such issuance (which shall include the actual number of shares
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outstanding plus all shares issuable upon the conversion or exercise of all outstanding convertible securities, warrants and options) by the Series A Conversion Price then in effect, and (2) the aggregate consideration, if any, received by this corporation upon the issuance of such Additional Stock;

                          (y)  the number of shares of Common Stock of this
corporation outstanding immediately after each issuance (including the shares deemed outstanding as provided above).

                     (B) No adjustment of the Series A Conversion Price shall be made in an amount less than $.01 per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment made to the Series A Conversion Price. Except as provided in subparagraphs 2.8.5(d)(ii)(E)(3) and (4) below, no adjustment of the Series A Conversion Price shall have the effect of increasing the Series A Conversion Price above the Series A Conversion Price in effect immediately prior to such adjustment.

                     (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                     (D) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                     (E) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (which options, rights, convertible or exchangeable securities are not excluded from the definition of Additional Stock), the following provisions shall apply:

                          (1)  the aggregate maximum number of shares of Common
Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued for a consideration equal to the consideration (determined in the manner provided in subparagraphs 2.8.5(d)(ii)(C) and (D) above) received by this corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby, but no further adjustment to the Series A Conversion Price shall be made for the actual issuance of Common Stock upon the exercise of such options or rights in accordance with their terms;
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                          (2)  the aggregate maximum number of shares of Common
Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued for a consideration equal to the consideration received by this corporation for any such securities and related options or rights, plus the additional consideration, if any, to be received by this corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subparagraphs 2.8.5(d)(ii)(C) and (D) above), but no further adjustment to the Series A Conversion Price shall be made for the actual issuance of Common Stock upon the conversion or exchange of such securities in accordance with their terms;

                          (3)  if such options, rights or convertible or
exchangeable securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to this corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such increase or decrease becoming effective, be recomputed to reflect such increase or decrease with respect to such options, rights and securities not already exercised, converted or exchanged prior to such increase or decrease becoming effective, but no further adjustment to the Series A Conversion Price shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities in accordance with their terms;

                          (4)  upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price shall forthwith be readjusted to such Series A Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities; and

                          (5)  if any such options or rights shall be issued in
connection with the issue and sale of other securities of this corporation, together comprising one integral transaction in which no specific consideration is allocated to such options or rights by the parties thereto, such options or rights shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors.

               (iii) "Additional Stock" shall mean any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock issued
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(or deemed to have been issued pursuant to subparagraph 2.8.5(d)(ii)(E) above)
by this corporation after January 31, 1996 other than:

                     (A) Common Stock issued pursuant to a transaction described in Section 2.8.5(d)(i);

                     (B) Common Stock issued or issuable (whether directly or indirectly or pursuant to stock options or warrants) to employees, directors, advisors, consultants, guarantors, customers or others with whom this corporation has business dealings, provided that such issuance or grant is either issued or issuable pursuant to the Employee Stock Option and Restricted Award Plan, the Non-Employee Director Stock Option Plan, or the 1995 Stock Incentive Compensation Plan out of the shares reserved for those plans as of January 31, 1996, or approved (by vote or written consent) by a majority of the members of the Compensation Committee of the Board, or approved (by vote or written consent) by the holders of a majority of the then outstanding shares of Series A Stock;

                     (C) Common Stock issued or issuable upon conversion of Series A Stock;

                     (D) Common Stock issued or issuable upon conversion or exercise of any securities convertible into or exchangeable or exercisable for shares of Common Stock, provided that such securities are designated as excluded from the definition of Additional Stock by the written consent of holders of a majority of the Series A Stock; and

                     (E) Common Stock issued or issuable as a dividend or distribution on Series A Stock or on any securities convertible into or exchangeable or exercisable for shares of Common Stock, provided that such securities are designated as excluded from the definition of Additional Stock by the written consent of holders of a majority of the Series A Stock.

          (e) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series A Stock shall be changed into the same or different number of shares of any class or classes of stock of this corporation, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 2.8.5), then and in each such event the holder of each share of Series A Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series A Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          (f) Accountant's Certificate as to Adjustments: Notice by This Corporation. In each case of an adjustment or readjustment of the Series A Conversion Rate pursuant to Section 2.8.5(d), this corporation at its expense will furnish each holder of
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Series A Stock with a certificate, prepared by independent public accountants of recognized standing, if so required by such holder, showing such adjustment or readjustment and stating in detail the facts upon which such adjustment or readjustment is based.

          (g) Exercise of Conversion Privilege. To exercise its voluntary conversion privilege, a holder of Series A Stock shall surrender the certificate or certificates representing the shares being converted to this corporation at its principal office, and shall give written notice to this corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Stock surrendered for conversion shall be accompanied by proper assignment thereof to this corporation or in blank. The date when such written notice is received by this corporation, together with the certificate or certificates representing the shares of Series A Stock being converted, shall be with respect to a voluntary conversion, the "Conversion Date." With respect to a mandatory conversion, pursuant to Section 2.8.5(a)(ii), shares of Series A Stock shall be deemed converted as therein provided and this corporation may effect the replacement of certificates therefor as provided herein or as this corporation may otherwise reasonably determine. As promptly as practicable after the Conversion Date, this corporation shall issue and shall deliver to the holder of the shares of Series A Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Stock in accordance with the provisions of this Section 2.8.5, cash in the amount of all declared and unpaid dividends on such shares of Series A Stock up to and including the Conversion Date, and cash, as provided in Section 2.8.5(h), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (h) Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Stock, but this corporation shall pay to the holder of such shares a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series A Stock being converted at any one time by any holder thereof, not upon each share of Series A Stock being converted.

          (i) Partial Conversion. In the event some but not all of the shares of Series A Stock represented by a certificate or certificates surrendered by a holder are
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converted, this corporation shall execute and deliver to or on the order of the holder, at the expense of this corporation, a new certificate representing the shares of Series A Stock that were not converted.

          (j) Reservation of Common Stock. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Stock and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, this corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     2.8.6   No Reissuance of Stock

     Shares of Series A Stock redeemed, converted, purchased or otherwise acquired by this corporation shall be canceled and eliminated from the shares of Series A Stock designated hereunder. Such shares shall, however, remain as authorized shares of Preferred Stock and may be reissued. Accordingly, this corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of shares of Preferred Stock designated as shares of Series A Stock.

     2.8.7   Redemption

             (a) No Call. This corporation shall not have the right to call for redemption all or any part of the Series A Stock, but may, pursuant to the terms of this Section 2.8.7, have the obligation to redeem Series A Stock.

             (b) Option to Require Redemption. This corporation shall, upon receipt at any time on or after January 31, 2003 of the written request of the holders of a majority of the Series A Stock then outstanding, redeem any then unconverted shares of Series A Stock.

             (c) Redemption Price. The redemption price per share of Series A Stock shall be $1.48 plus any declared but unpaid dividends thereon, payable in equal quarterly installments during the three-year period beginning on the Redemption Date (as defined below) (the "Series A Redemption Price"). The Series A Redemption Price shall be appropriately adjusted for any stock dividends, splits or combinations applicable to the Series A Stock.

             (d) Notice of Redemption. Upon receiving a notice requesting redemption pursuant to Section 2.8.7(b), this corporation shall within ten business days mail a written notice (a "Redemption Notice"), postage prepaid, to each holder of record of Series A Stock at the address last shown on the records of this corporation, with a copy of the Redemption Notice to each such holder sent by facsimile transmission or by tested or otherwise
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

authenticated telex. Each Redemption Notice shall state that a redemption pursuant to this Section 2.8.7 has been requested and shall specify the date fixed for such redemption (the "Redemption Date"), which shall be the first Business Day (as defined below) three months after this corporation's receipt of the notice requesting redemption pursuant to Section 2.8.7(b), and each holder of Series A Stock shall have until the close of business on the date ten Business Days prior to the Redemption Date to request a redemption of all or any part of such holder's Series A Stock. A "Business Day" is any day on which banks in Seattle, Washington are not authorized by law to be closed. A request for redemption in response to a Redemption Notice may be made in writing or by telephone and must be received by this corporation on or before 5:00 p.m. on the date specified in the Redemption Notice; provided that a telephonic response must be confirmed promptly in writing. No defect in the Redemption Notice or any response thereto or in the mailing or publication thereof shall affect the validity of the redemption proceeding with respect to this corporation or any holder of Series A Stock; provided that this corporation or such holder has timely received actual notice of the redemption.

             (e) Surrender of Stock. On or after the Redemption Date, each holder of shares of Series A Stock, the redemption of which was requested pursuant to Section 2.8.7(d), shall surrender the certificate or certificates evidencing such shares to this corporation at any place designated for such surrender in the Redemption Notice and shall then be entitled to receive payment in cash, by wire transfer or by bank-certified check of the Series A Redemption Price for each share of Series A Stock to be redeemed. If less than all of the shares represented by a share certificate are to be redeemed, this corporation shall issue a new certificate representing the shares not redeemed.

             (f) Failure to Redeem. If this corporation shall fail to discharge its obligation to redeem shares of Series A Stock pursuant to this
Section 2.8.7 (the "Redemption Obligation"), the Redemption Obligation shall be discharged, pro rata with respect to each holder based on the number of shares requested to be redeemed, as soon as this corporation is permitted by law to discharge such Redemption Obligation. If and so long as any Redemption Obligation shall not fully be discharged, (i) this corporation shall not, directly or indirectly, declare or pay any dividend or make any distribution on, or purchase, redeem, or satisfy any mandatory redemption, sinking fund or other similar obligation in respect of, any securities ranking junior with respect to liquidation preference to the Series A Stock or warrants, rights or options exercisable for any such junior securities, and (ii) this corporation shall not, directly or indirectly, declare or pay any dividend or make any distribution on, or purchase, redeem, or satisfy any mandatory redemption, sinking fund or other similar obligation in respect of, any Parity Shares, unless such dividends or distributions on the shares of Series A Stock and such Parity Shares are declared and paid on a pro rata basis, or, in the event any mandatory redemption, sinking fund or other similar obligation is then undischarged with respect to such Parity Shares, unless shares of Series A Stock and such Parity Shares are redeemed on a pro rata basis. If and so long as this corporation shall have failed to make any quarterly payment of the Series A Redemption Price, the holders of a majority of the shares of Series A Stock and any Parity Shares shall have the right to elect a majority of the members of the Board .
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

             (g) Status of Redeemed Shares. From and after the Redemption Date, unless default shall be made by this corporation in paying the Series A Redemption Price at the time and place specified in the Redemption Notice, all dividends on shares of Series A Stock to be redeemed on such Redemption Date shall cease to accrue and all rights of holders of such shares shall cease, except the right of holders of such shares to receive the Series A Redemption Price against delivery of certificates representing such shares, and such shares shall cease to be outstanding.

     2.8.8   Protective Limitations

     Except as expressly provided herein or as required by law, so long as any shares of the Series A Stock remain outstanding, this corporation shall not, without the approval (by vote or written consent) of the holders of a majority of the then outstanding shares of Series A Stock:

             (a) authorize or issue (or obligate itself to authorize or issue) any security of this corporation senior to or on a parity with Series A Stock as stated by the terms hereof;

             (b)  change any of the terms of Series A Stock as stated herein;

             (c) sell, lease, assign, convey or otherwise dispose of (other than by mortgage or pledge) all or substantially all of its (or any material subsidiary's) assets, or effect any merger or consolidation with another corporation (other than a merger or consolidation in which this corporation is the surviving entity, the shares of Series A Stock remain outstanding without material changes to their rights and preferences and no security is issued as a result of such merger or consolidation that is senior to Series A Stock as stated by the terms hereof);

             (d) declare any dividend or distribution with respect to Series A Stock;

             (e) amend any provision of these articles of incorporation that would have a material adverse effect on the holders of Series A Preferred Stock, including, without limitation, an increase in the number of authorized shares of Series A Stock; or

             (f)  voluntarily dissolve, liquidate or wind up this corporation.

     2.8.9   Notices of Record Date

     In the event of

             (a) any capital reorganization of this corporation, any reclassification or recapitalization of the capital stock of this corporation, any merger or consolidation of this corporation, or any transfer of all or substantially all of the assets of this corporation, or

             (b) any voluntary or involuntary dissolution, liquidation or winding up of this corporation, then and in each such event this corporation shall mail or deliver or cause to
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

be mailed or delivered to each holder of Series A Stock a notice specifying (i) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (ii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed or delivered at least 20 days prior to the date specified in such notice on which such action is to be taken.

2.9   Designation of Rights and Preferences of Series B Convertible Preferred
      Stock

      The following series of Preferred Stock is hereby designated, which series shall have the rights, preferences, privileges and limitations as set forth below in this Section 2.9:

      2.9.1   Series B Preferred Stock

      The series of Series B Convertible Preferred Stock, consisting of 500,000 shares, par value $.001 per share, authorized herein, shall be designated herein as the "Series B Stock" and shall be convertible into shares of this corporation's Common Stock, as described in Section 2.9.5.

      The rights, preferences, restrictions and other matters relating to Series B Stock are set forth below.

      2.9.2   Dividends

      Dividends shall be declared and set aside for any shares of the Series B Stock only upon resolution of the Board of Directors of this corporation (the "Board"); provided that:

              (a) General. Subject to the rights of the holders, if any, of any outstanding shares of preferred stock of this corporation having a preferential right to dividends ranking equal or superior to the rights of the holders of Series B Stock, the holders of record of outstanding shares of Series B Stock shall be entitled to receive, out of funds legally available therefor, a noncumulative cash dividend, if and when declared by the Board in its discretion. Such dividend, if and so declared, shall be paid at such time or times as shall be determined by the Board. The Series B Stock shall rank equal to the Series A Stock as to the payment of dividends.

              (b) Limitation on Common Stock Distributions. No dividend, redemption or similar distribution may be declared or paid on shares of the Common Stock, or on any other shares of capital stock of this corporation ranking below the Series B Stock with respect to the payment of dividends, if the net assets of this corporation after such event would be insufficient to make the liquidation payment described in Section 2.9.3(a) on the Series B
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

Stock, or any liquidation payment on the shares, if any, of any other series of preferred stock of this corporation having a preferential right to liquidation payments superior to the Common Stock (whether or not such payment actually is to be paid).

             (c) Limitation on Other Dividends. The Series B Stock, and the shares, if any, of any other series of preferred stock of this corporation having a preferential right to dividends equal or superior to the rights of the holders of Series B Stock, shall be preferred as to the payment of cash dividends, so declared by the Board of Directors, over the Common Stock and any other shares of capital stock of this corporation ranking below the Series B Stock with respect to the payment of dividends. No cash dividends shall be declared on the Common Stock or any other shares of capital stock of this corporation ranking below the Series B Stock with respect to the payment of dividends unless or until a cash dividend in an amount equal to or greater than the dividend declared on the Common Stock or junior preferred stock (dividends shall be compared on an as-converted-to-Common-Stock basis) shall have been declared on the Series B Stock and the shares, if any, of any other series of preferred stock of this corporation having a preferential right to dividends equal or superior to the rights of the holders of Series B Stock.

     2.9.3   Liquidation Rights

     Upon the voluntary or involuntary dissolution, liquidation or winding up of this corporation, the assets of this corporation available for distribution to its shareholders shall be distributed in the following order and amounts.

             (a)   General.

                   (i) First, the holders, if any, of any outstanding shares of preferred stock of this corporation having a preferential right to liquidation payments ranking equal to the rights of the holders of Series B Stock (the "Parity Shares") shall be entitled to receive the liquidation payment specified for such shares held by them (the "Parity Liquidation Amount") and the holders of shares of Series B Stock shall be entitled to receive $2.00 for each outstanding share of Series B Stock held by them plus any declared but unpaid dividend per share on such outstanding shares of Series B Stock (the "Series B Liquidation Amount"). The Series B Stock shall rank equal to the Series A Stock with respect to liquidation. If upon the occurrence of such event, the assets of this corporation shall be insufficient to permit the payment of the full Parity Liquidation Amount and the full Series B Liquidation Amount, then the assets of this corporation available for distribution shall be distributed ratably among the holders of the shares of preferred stock ranking equal to the Series B Stock and the holders of the Series B Stock in the same proportions as the aggregate of the Parity Liquidation Amount and Series B Liquidation Amount each such holder would otherwise be entitled to receive bears to the total Parity Liquidation Amount and Series B Liquidation Amount that would otherwise be payable to all such holders.

                   (ii) If, upon completion of the distribution required by subsection (i) of this Section 2.9.3(a), assets remain in this corporation, the holders, if any, of Parity
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

Shares entitled to participate in distributions hereunder in addition to the Parity Liquidation Amount, of Series A Stock and of Common Stock shall be entitled to receive liquidation payments on a pro rata basis (assuming the conversion of all shares of Preferred Stock to Common Stock at the then applicable conversion rates for each series of the Preferred Stock) until, with respect to the holders of Series A Preferred Stock, they shall have received an aggregate liquidation payment pursuant to subsections (i) and (ii) of this
Section 2.9.3(a) of $3.08 per share of Series A Preferred Stock and, with respect to holders, if any, of Parity Shares, they shall have received an aggregate liquidation payment pursuant to subsections (i) and (ii) of this
Section 2.9.3(a) equal to any applicable limit thereon.

             (iii) If, upon completion of the distributions required by subsections (i) and (ii) of this Section 2.9.3(a), assets remain in this corporation, the holders of Common Stock shall be entitled to receive such assets on a pro rata basis based on the number of shares of Common Stock held by each such holder.

          (b) Treatment of Consolidations, Mergers and Sales of Assets. The sale of all or substantially all of the assets of this corporation or the acquisition of this corporation by another entity by means of merger or otherwise resulting in the exchange of the outstanding shares of this corporation for securities of or consideration issued, or caused to be issued, by the acquiring entity or any of its affiliates shall be regarded as a liquidation within the meaning of this Section 2.9.3 if such sale or acquisition will result in this corporation's shareholders immediately prior to such transaction not holding a majority of the voting power of the surviving, continuing or purchasing entity; provided, however, that each holder of Series B Stock or other shares of convertible preferred stock of this corporation shall have the right to elect the benefits of the provisions of Section 2.9.5 or other applicable conversion provisions in lieu of receiving payment in liquidation, dissolution or winding up of this corporation pursuant to this Section 2.9.3.

          (c) Noncash Distributions. If any of the assets of the corporation are to be distributed other than in cash under this Section 2.9.3 or for any purpose, then the Board shall promptly engage independent appraisers to determine the value of the assets to be distributed to the holders of Preferred Stock or Common Stock. The corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock or Common Stock of the appraiser's valuation. Notwithstanding the above, any securities to be distributed to the holders of shares of Preferred Stock or Common Stock shall be valued as follows:

               (i) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the closing;

               (ii) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing; and
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

               (iii) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the corporation and the holders of not less than fifty percent (50%) of the outstanding shares of Preferred Stock, provided that if the corporation and the holders of fifty percent (50%) of the outstanding shares of Preferred Stock are unable to reach agreement, then by independent appraisal by an investment banker hired and paid by the corporation, but acceptable to the holders of at least fifty percent (50%) of the outstanding shares of Preferred Stock.

     2.9.4   Voting Power

     Except as otherwise expressly provided in Section 2.9.8, or as required by the Washington Business Corporation Act, each holder of Series B Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series B Stock could be converted under Section 2.9.5, at the record date for the determination of shareholders entitled to vote on such matter, or, if no such record date is established, at the date on which notice of the meeting of shareholders at which the vote is to be taken is mailed, or the date any written consent of shareholders is solicited if the vote is not to be taken at a meeting. Except as otherwise expressly required, the holders of shares of Series A Stock, Series B Stock and Common Stock shall vote together as a single class on all matters.

     2.9.5   Conversion Rights

     The holders of the Series B Stock shall have the following rights with respect to the conversion of Series B Stock into shares of Common Stock:

             (a)  General.

                  (i) Voluntary Conversion. Any share of the Series B Stock may, at the option of the holder, be converted at any time into such number of fully paid and nonassessable shares of Common Stock as are equal to the product obtained by multiplying the Series B Conversion Rate (determined under Section 2.9.5(b)) by the number of shares of Series B Stock being converted.

                  (ii) Mandatory Conversion. Each share of Series B Stock shall be converted automatically, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to this corporation or its transfer agent for the Common Stock, into the number of shares of Common Stock into which such Series B Stock is convertible pursuant to Section 2.9.5(a)(i) upon the earliest of, (A) immediately prior to the closing of a primary, public offering by this corporation of shares of Common Stock, registered under the Securities Act of 1933, as amended, in which the net proceeds are at least $10,000,000 (after deduction of underwriters' discounts and commissions and expenses of the offering) and the per share price at which such shares of Common Stock are offered to the public is at least $3.50, or (B) the consent to, or vote in favor of, such conversion by holders of a majority of the Series B Stock then outstanding.
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

          (b) Conversion Rate. The Conversion Rate for Series B Stock in effect at any time (the "Series B Conversion Rate") shall equal $2.00 divided by the Series B Conversion Price, calculated as provided in Section 2.9.5(c).

          (c) Conversion Price. The Conversion Price for Series B Stock in effect from time to time, except as adjusted in accordance with Section 2.9.5(d), shall be $2.00 (the "Series B Conversion Price").

          (d)  Adjustments to Applicable Conversion Price.

               (i) Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as defined below), the Series B Conversion Price shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the products so obtained shall thereafter be the Series B Conversion Price. The Series B Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

     "Extraordinary Common Stock Event" shall mean (i) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock of this corporation, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

               (ii)  Sale of Shares Below Applicable Conversion Price.

                     (A) If this corporation shall issue any Additional Stock (as defined below) without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Series B Conversion Price in effect upon such issuance (except as otherwise provided in this Section 2.9.5(d)(ii)) shall be adjusted to a price equal to the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below as follows:

                          (x)  an amount equal to the sum of (1) the result
obtained by multiplying the number of shares of Common Stock deemed outstanding immediately prior to such issuance (which shall include the actual number of shares outstanding plus all shares issuable upon the conversion or exercise of all outstanding convertible securities, warrants and options) by the Series B Conversion Price then in effect, and (2) the aggregate consideration, if any, received by this corporation upon the issuance of such Additional Stock;
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FOURTH RESTATED ARTICLES OF INCORPORATION                                Page 19

                          (y)  the number of shares of Common Stock of this
corporation outstanding immediately after each issuance (including the shares deemed outstanding as provided above).

                     (B) No adjustment of the Series B Conversion Price shall be made in an amount less than $.01 per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment made to the Series B Conversion Price. Except as provided in subparagraphs 2.9.5(d)(ii)(E)(3) and (4) below, no adjustment of the Series B Conversion Price shall have the effect of increasing the Series B Conversion Price above the Series B Conversion Price in effect immediately prior to such adjustment.

                     (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                     (D) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                     (E) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (which options, rights, convertible or exchangeable securities are not excluded from the definition of Additional Stock), the following provisions shall apply:

                          (1)  the aggregate maximum number of shares of Common
Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued for a consideration equal to the consideration (determined in the manner provided in subparagraphs 2.9.5(d)(ii)(C) and (D) above) received by this corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby, but no further adjustment to the Series B Conversion Price shall be made for the actual issuance of Common Stock upon the exercise of such options or rights in accordance with their terms;

                          (2)  the aggregate maximum number of shares of Common
Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued for a consideration equal to the consideration received by this corporation
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

for any such securities and related options or rights, plus the additional consideration, if any, to be received by this corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subparagraphs 2.9.5(d)(ii)(C) and (D) above), but no further adjustment to the Series B Conversion Price shall be made for the actual issuance of Common Stock upon the conversion or exchange of such securities in accordance with their terms;

                          (3)  if such options, rights or convertible or
exchangeable securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to this corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series B Conversion Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such increase or decrease becoming effective, be recomputed to reflect such increase or decrease with respect to such options, rights and securities not already exercised, converted or exchanged prior to such increase or decrease becoming effective, but no further adjustment to the Series B Conversion Price shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities in accordance with their terms;

                          (4)  upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series B Conversion Price shall forthwith be readjusted to such Series B Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities; and

                          (5)  if any such options or rights shall be issued in
connection with the issue and sale of other securities of this corporation, together comprising one integral transaction in which no specific consideration is allocated to such options or rights by the parties thereto, such options or rights shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors.

                  (iii) "Additional Stock" shall mean any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock issued (or deemed to have been issued pursuant to subparagraph 2.9.5(d)(ii)(E) above) by this corporation after September 30, 1996 other than:

                          (A)  Common Stock issued pursuant to a transaction
described in Section 2.9.5(d)(i);

                          (B)  Common Stock issued or issuable (whether directly
or indirectly or pursuant to stock options or warrants) to employees, directors,
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

advisors, consultants, guarantors, customers or others with whom this corporation has business dealings, provided that such issuance or grant is either issued or issuable pursuant to the Employee Stock Option and Restricted Award Plan, the Non-Employee Director Stock Option Plan, or the 1995 Stock Incentive Compensation Plan out of the shares reserved for those plans as of September 30, 1996, or approved (by vote or written consent) by a majority of the members of the Compensation Committee of the Board, or approved (by vote or written consent) by the holders of a majority of the then outstanding shares of Series B Stock;

                     (C) Common Stock issued or issuable upon conversion of Series A Stock or Series B Stock;

                     (D) Common Stock issued or issuable upon conversion or exercise of any securities convertible into or exchangeable or exercisable for shares of Common Stock, provided that such securities are designated as excluded from the definition of Additional Stock by the written consent of holders of a majority of the Series B Stock; and

                     (E) Common Stock issued or issuable as a dividend or distribution on Series A Stock or Series B Stock or on any securities convertible into or exchangeable or exercisable for shares of Common Stock, provided that such securities are designated as excluded from the definition of Additional Stock by the written consent of holders of a majority of the Series B Stock.

          (e) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series B Stock shall be changed into the same or different number of shares of any class or classes of stock of this corporation, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 2.9.5), then and in each such event the holder of each share of Series B Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series B Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          (f) Accountant's Certificate as to Adjustments; Notice by This Corporation. In each case of an adjustment or readjustment of the Series B Conversion Rate pursuant to Section 2.9.5(d), this corporation at its expense will furnish each holder of Series B Stock with a certificate, prepared by independent public accountants of recognized standing, if so required by such holder, showing such adjustment or readjustment and stating in detail the facts upon which such adjustment or readjustment is based.

          (g) Exercise of Conversion Privilege. To exercise its voluntary conversion privilege, a holder of Series B Stock shall surrender the certificate or certificates representing the shares being converted to this corporation at its principal office, and shall give written
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

notice to this corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series B Stock surrendered for conversion shall be accompanied by proper assignment thereof to this corporation or in blank. The date when such written notice is received by this corporation, together with the certificate or certificates representing the shares of Series B Stock being converted, shall be with respect to a voluntary conversion, the "Conversion Date." With respect to a mandatory conversion, pursuant to Section 2.9.5(a)(ii), shares of Series B Stock shall be deemed converted as therein provided and this corporation may effect the replacement of certificates therefor as provided herein or as this corporation may otherwise reasonably determine. As promptly as practicable after the Conversion Date, this corporation shall issue and shall deliver to the holder of the shares of Series B Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series B Stock in accordance with the provisions of this Section 2.9.5, cash in the amount of all declared and unpaid dividends on such shares of Series B Stock up to and including the Conversion Date, and cash, as provided in Section 2.9.5(h), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series B Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (h) Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series B Stock, but this corporation shall pay to the holder of such shares a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series B Stock being converted at any one time by any holder thereof, not upon each share of Series B Stock being converted.

          (i) Partial Conversion. In the event some but not all of the shares of Series B Stock represented by a certificate or certificates surrendered by a holder are converted, this corporation shall execute and deliver to or on the order of the holder, at the expense of this corporation, a new certificate representing the shares of Series B Stock that were not converted.

          (j) Reservation of Common Stock. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Stock, such number
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

of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Stock and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Stock, this corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     2.9.6   No Reissuance of Stock

     Shares of Series B Stock converted, purchased or otherwise acquired by this corporation shall be canceled and eliminated from the shares of Series B Stock designated hereunder. Such shares shall, however, remain as authorized shares of Preferred Stock and may be reissued. Accordingly, this corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of shares of Preferred Stock designated as shares of Series B Stock.

     2.9.7   Redemption

     This corporation shall not have the right to call for redemption, or the obligation to redeem, all or any part of the Series B Stock.

     2.9.8   Protective Limitations

          (a) Except as expressly provided herein or as required by law, so long as any shares of the Series B Stock remain outstanding, this corporation shall not, without the approval (by vote or written consent) of the holders of a majority of the then outstanding shares of Series A Stock and Series B Stock (voting together as a single class on an as-converted-to-Common Stock basis):

               (i) sell, lease, assign, convey or otherwise dispose of (other than by mortgage or pledge) all or substantially all of its (or any material subsidiary's) assets, or effect any merger or consolidation with another corporation (other than a merger or consolidation in which this corporation is the surviving entity, the shares of Series A and Series B Stock remain outstanding without material changes to their rights and preferences and no security is issued as a result of such merger or consolidation that is senior to Series A Stock or Series B Stock as stated by the terms hereof);

               (ii) declare any dividend or distribution with respect to Series A Stock, Series B Stock or Common Stock;

               (iii) voluntarily dissolve, liquidate or wind up this corporation;

               (iv) redeem any of its capital stock other than pursuant to repurchase agreements with employees or consultants or pursuant to the terms of the Series A Stock.
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          (b)  Except as expressly provided herein or as required by law, so long as at least 250,000 shares of Series B Stock are outstanding, this corporation shall not, without the approval (by vote or written consent ) of the holders of a majority of the then outstanding shares of Series B Stock;

               (i) effect any change of the terms of the Series B Stock as stated herein that would have a material adverse effect on the holders of the Series B Stock, including, without limitation, an increase in the number of authorized shares of Series B Stock; or

               (ii) authorize or issue (or obligate itself to authorize or issue) any security of this corporation ranking senior to the Series B Stock with respect to dividends or liquidation.

     2.9.9   Notices of Record Date

     In the event of

          (a) any capital reorganization of this corporation, any reclassification or recapitalization of the capital stock of this corporation, any merger or consolidation of this corporation, or any transfer of all or substantially all of the assets of this corporation, or

          (b) any voluntary or involuntary dissolution, liquidation or winding up of this corporation, then and in each such event this corporation shall mail or deliver or cause to be mailed or delivered to each holder of Series B Stock a notice specifying (i) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (ii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed or delivered at least 20 days prior to the date specified in such notice on which such action is to be taken.

2.10  Designation of Series C Convertible Preferred Stock

      The following series of Preferred Stock is hereby designated, which series shall have the rights, preferences, privileges and limitations as set forth below in this Section 2.10:

      2.10.1   Series C Preferred Stock

      The series of Series C Convertible Preferred Stock, consisting of 1,000,000 shares, par value $.001 per share, authorized herein, shall be designated herein as the "Series C Stock" and shall be convertible into shares of this corporation's Common Stock, as described in Section 2.10.5.
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

     The rights, preferences, restrictions and other matters relating to Series C Stock are set forth below.

     2.10.2   Dividends

     Dividends shall be declared and set aside for any shares of the Series C Stock only upon resolution of the Board of Directors of this corporation (the "Board"); provided that:

          (a) General. Subject to the rights of the holders, if any, of any outstanding shares of preferred stock of this corporation having a preferential right to dividends ranking equal or superior to the rights of the holders of Series C Stock, the holders of record of outstanding shares of Series C Stock shall be entitled to receive, out of funds legally available therefor, a noncumulative cash dividend, if and when declared by the Board in its discretion. Such dividend, if and so declared, shall be paid at such time or times as shall be determined by the Board.

          (b) Limitation on Common Stock Distributions. No dividend, redemption or similar distribution may be declared or paid on shares of the Common Stock, or on any other shares of capital stock of this corporation ranking below the Series C Stock with respect to the payment of dividends, if the net assets of this corporation after such event would be insufficient to make the liquidation payment described in Section 2.10.3(a) on the Series C Stock, or any liquidation payment on the shares, if any, of any other series of preferred stock of this corporation having a preferential right to liquidation payments superior to the Common Stock (whether or not such payment actually is to be paid).

          (c) Limitation on Other Dividends. The Series C Stock, and the shares, if any, of any other series of preferred stock of this corporation having a preferential right to dividends equal or superior to the rights of the holders of Series C Stock, shall be preferred as to the payment of cash dividends, so declared by the Board of Directors, over the Common Stock and any other shares of capital stock of this corporation ranking below the Series C Stock with respect to the payment of dividends. No cash dividends shall be declared on the Common Stock or any other shares of capital stock of this corporation ranking below the Series C Stock with respect to the payment of dividends unless or until a cash dividend in an amount equal to or greater than the dividend declared on the Common Stock or junior preferred stock (dividends shall be compared on an as-converted-to-Common-Stock basis) shall have been declared on the Series C Stock and the shares, if any, of any other series of preferred stock of this corporation having a preferential right to dividends equal or superior to the rights of the holders of Series C Stock.

     2.10.3   Liquidation Rights

     Upon the voluntary or involuntary dissolution, liquidation or winding up of this corporation, the assets of this corporation available for distribution to its shareholders shall be distributed in the following order and amounts:
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

          (a)   General.

                (i) First, the holders, if any, of this corporation's Series A Convertible Preferred Stock ("Series A Stock"), its Series B Convertible Preferred Stock ("Series B Stock") and any other outstanding shares of preferred stock of this corporation having a preferential right to liquidation payments ranking equal to the rights of the holders of Series C Stock (together, the "Parity Shares") shall be entitled to receive the liquidation payment specified for such shares held by them (the "Parity Liquidation Amount") and the holders of shares of Series C Stock shall be entitled to receive $2.00 for each outstanding share of Series C Stock held by them plus any declared but unpaid dividend per share on such outstanding shares of Series C Stock (the "Series C Liquidation Amount"). If, upon the occurrence of such event, the assets of this corporation shall be insufficient to permit the payment of the full Parity Liquidation Amount and the full Series C Liquidation Amount, then the assets of this corporation available for distribution shall be distributed ratably among the holders of the Parity Shares and the holders of the Series C Stock in the same proportions as the aggregate of the Parity Liquidation Amount and Series C Liquidation Amount each such holder would otherwise be entitled to receive bears to the total Parity Liquidation Amount and Series C Liquidation Amount that would otherwise be payable to all such holders.

                (ii) If, upon completion of the distribution required by subsection (i) of this Section 2.10.3(a), assets remain in this corporation, the holders, if any, of Parity Shares entitled to participate in distributions hereunder, in addition to the Parity Liquidation Amount, of Series C Stock and of Common Stock shall be entitled to receive liquidation payments on a pro rata basis (assuming the conversion of all shares of Preferred Stock to Common Stock at the then applicable conversion rates for each series of the Preferred Stock) until, with respect to the holders of Series C Preferred Stock, they shall have received an aggregate liquidation payment pursuant to subsections (i) and (ii) of this Section 2.10.3(a) of $5.00 per share of Series C Preferred Stock and, with respect to holders, if any, of Parity Shares, they shall have received an aggregate liquidation payment pursuant to subsections (i) and (ii) of this
Section 2.10.3(a) equal to any applicable limit thereon.

                (iii) If, upon completion of the distributions required by subsections (i) and (ii) of this Section 2.10.3(a), assets remain in this corporation the holders of Common Stock shall be entitled to receive such assets on a pro rata basis based on the number of shares of Common Stock held by each such holder.

          (b) Treatment of Consolidations, Mergers and Sales of Assets. The sale of all or substantially all of the assets of this corporation or the acquisition of this corporation by another entity by means of merger or otherwise resulting in the exchange of the outstanding shares of this corporation for securities of or consideration issued, or caused to be issued, by the acquiring entity or any of its affiliates shall be regarded as a liquidation within the meaning of this Section 2.10.3; provided, however, that each holder of Series C Stock or other shares of convertible preferred stock of this corporation shall have the right to elect the benefits of the provisions of
Section 2.10.5 or other applicable conversion provisions in lieu of receiving
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FOURTH RESTATED ARTICLES OF INCORPORATION                                Page 27
payment in liquidation, dissolution or winding up of this corporation pursuant to this Section 2.10.3.

          (c) Noncash Distributions. If any of the assets of the corporation are to be distributed other than in cash under this Section 2.10.3 or for any purpose, then the Board shall promptly engage independent appraisers to determine the value of the assets to be distributed to the holders of Preferred Stock or Common Stock. The corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock or Common Stock of the appraiser's valuation. Notwithstanding the above, any securities to be distributed to the holders of shares of Preferred Stock or Common Stock shall be valued as follows:

               (i) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the closing;

               (ii) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing; and

               (iii) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the corporation and the holders of not less than fifty percent (50%) of the outstanding shares of Preferred Stock, provided that if the corporation and the holders of fifty percent (50%) of the outstanding shares of Preferred Stock are unable to reach agreement, then by independent appraisal by an investment banker hired and paid by the corporation, but acceptable to the holders of at least fifty percent (50%) of the outstanding shares of Preferred Stock.

     2.10.4   Voting Power

     Except as otherwise expressly provided in Section 2.10.8, or as required by the Washington Business Corporation Act, each holder of Series C Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series C Stock could be converted under Section 2.10.5, at the record date for the determination of shareholders entitled to vote on such matter, or, if no such record date is established, at the date on which notice of the meeting of shareholders at which the vote is to be taken is mailed, or the date any written consent of shareholders is solicited if the vote is not to be taken at a meeting. Except as otherwise expressly required, the holders of shares of Series C Stock and Common Stock shall vote together as a single class on all matters.

     2.10.5  Conversion Rights

     The holders of the Series C Stock shall have the following rights with respect to the conversion of Series C Stock into shares of Common Stock:
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

          (a)   General.

                (i) Voluntary Conversion. Any share of the Series C Stock may, at the option of the holder, be converted at any time into such number of fully paid and nonassessable shares of Common Stock as are equal to the product obtained by multiplying the Series C Conversion Rate (determined under Section 2.10.5(b)) by the number of shares of Series C Stock being converted.

                (ii) Mandatory Conversion. Each share of Series C Stock shall be converted automatically, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to this corporation or its transfer agent for the Common Stock, into the number of shares of Common Stock into which such Series C Stock is convertible pursuant to Section 2.10.5(a)(i) upon the earliest of, (A) immediately prior to the closing of a primary, public offering by this corporation of shares of Common Stock, registered under the Securities Act of 1933, as amended, in which the net proceeds are at least $10,000,000 (after deduction of underwriters' discounts and commissions and expenses of the offering) and the per share price at which such shares of Common Stock are offered to the public is at least $5.00, or (B) the consent to, or vote in favor of, such conversion by holders of a majority of the Series C Stock then outstanding. Any such automatic conversion shall take precedence over and shall occur irrespective of any notice of redemption of any shares of Series C Stock if such conversion occurs prior to the Redemption Date (as defined in Section 2.10.7(d)) for such shares.

          (b) Conversion Rate. The conversion rate for Series C Stock in effect at any time (the "Series C Conversion Rate") shall equal $2.00 divided by the Series C Conversion Price, calculated as provided in Section 2.10.5(c).

          (c) Conversion Price. The conversion price for Series C Stock in effect from time to time, except as adjusted in accordance with Section 2.10.5(d), shall be $2.00 (the "Series C Conversion Price").

          (d)  Adjustments to Applicable Conversion Price.

               (i) Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as defined below), the Series C Conversion Price shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Series C Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately aver such Extraordinary Common Stock Event, and the products so obtained shall thereafter be the Series C Conversion Price. The Series C Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.
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

     "Extraordinary Common Stock Event" shall mean (i) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock of this corporation, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

               (ii)  Sale of Shares Below Applicable Conversion Price.

                     (A) In the event that this corporation issues any Additional Stock (as defined below) for consideration less than $2.00 per share but more than $1.00 per share at any time during the period (the "Protection Period") ending on the one-year anniversary of the closing of the first issuance of the Series C Stock, the Series C Conversion Price shall be reduced to an amount equal to the lowest per share consideration received by the Company for the Additional Stock so issued.

                     (B) In the event that this corporation at any time during the Protection Period issues Additional Stock without consideration or for a consideration less than $1.00 per share, the Series C Conversion Price shall be reduced first to an amount equal to $1.00 and, thereafter, the Series C Conversion Price shall be adjusted to a price equal to the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below as follows:

                          (x)  an amount equal to the sum of (1) the result
obtained by multiplying the number of shares of Common Stock deemed outstanding immediately prior to such issuance (which shall include the actual number of shares outstanding plus all shares issuable upon the conversion or exercise of all outstanding convertible securities, warrants and options) by the Series C Conversion Price then in effect, and (2) the aggregate consideration, if any, received by this corporation upon the issuance of such Additional Stock;

                          (y)  the number of shares of Common Stock of this
corporation outstanding immediately after each issuance (including the shares deemed outstanding as provided above).

                     (C) If, after the Protection Period has expired, this corporation shall issue any Additional Stock without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Series C Conversion Price in effect upon such issuance (except as otherwise provided in this Section 2.10.5(d)(ii)) shall be adjusted to a price equal to the quotient obtained by dividing the total computed under clause 2.10.5(d)(2)(B)(x) above by the total computed under clause 2.10.5(d)(2)(B)(y) above

                     (D) No adjustment of the Series C Conversion Price shall be made in an amount less than $.01 per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into
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

account in any subsequent adjustment made to the Series C Conversion Price. Except as provided in subparagraphs 2.10.5(d)(ii)(G)(3) and (4) below, no adjustment of the Series C Conversion Price shall have the effect of increasing the Series C Conversion Price above the Series C Conversion Price in effect immediately prior to such adjustment.

                     (E) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                     (F) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                     (G) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (which options, rights, convertible or exchangeable securities are not excluded from the definition of Additional Stock), the following provisions shall apply:

                          (1)  the aggregate maximum number of shares of Common
Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued for a consideration equal to the consideration (determined in the manner provided in subparagraphs 2.10.5(d)(ii)(E) and (F) above) received by this corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby, but no further adjustment to the Series C Conversion Price shall be made for the actual issuance of Common Stock upon the exercise of such options or rights in accordance with their terms;

                          (2)  the aggregate maximum number of shares of Common
Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued for a consideration equal to the consideration received by this corporation for any such securities and related options or rights, plus the additional consideration, if any, to be received by this corporation upon the conversion or exchange of such securities or the exercise of any related options or rights
(the consideration in each case to be determined in the manner provided in subparagraphs 2.10.5(d)(ii)(E) and (F) above), but no further adjustment to the Series C Conversion Price shall be made for the actual issuance of Common Stock upon the conversion or exchange of such securities in accordance with their terms;
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FOURTH RESTATED ARTICLES OF INCORPORATION                                Page 31

                          (3)  if such options, rights or convertible or
exchangeable securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to this corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series C Conversion Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such increase or decrease becoming effective, be recomputed to reflect such increase or decrease with respect to such options, rights and securities not already exercised, converted or exchanged prior to such increase or decrease becoming effective, but no further adjustment to the Series C Conversion Price shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities in accordance with their terms;

                          (4)  upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series C Conversion Price shall forthwith be readjusted to such Series C Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such options rights or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities; and

                          (5)  if any such options or rights shall be issued in
connection with the issue and sale of other securities of this corporation, together comprising one integral transaction in which no specific consideration is allocated to such options or rights by the parties thereto, such options or rights shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors.

               (iii) "Additional Stock" shall mean any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock issued (or deemed to have been issued pursuant to subparagraph 2.10.5(d)(ii)(G) above) by this corporation after January 31, 1997 other than:

                     (A) Common Stock issued pursuant to a transaction described in Section 2.10.5(d)(i);

                     (B) Common Stock issued or issuable (whether directly or indirectly or pursuant to stock options or warrants) to employees, directors, advisors, consultants, guarantors, customers or others with whom this corporation has business dealings, provided that such issuance or grant is either issued or issuable pursuant to the Employee Stock Option and Restricted Award Plan, the Non-Employee Director Stock Option Plan, or the 1995 Stock Incentive Compensation Plan out of the shares reserved for those plans as of January 31, 1997, or approved (by vote or written consent) by a majority of
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

the members of the Compensation Committee of the Board, or approved (by vote or written consent) by the holders of a majority of the then outstanding shares of Series C Stock;

                    (C) Common Stock issued or issuable upon conversion of Series C Stock;

                    (D) Common Stock issued or issuable upon conversion or exercise of any securities convertible into or exchangeable or exercisable for shares of Common Stock, provided that such securities are designated as excluded from the definition of Additional Stock by the written consent of holders of a majority of the Series C Stock; an d

                    (E) Common Stock issued or issuable as a dividend or distribution on Series C Stock or on any securities convertible into or exchangeable or exercisable for shares of Common Stock, provided that such securities are designated as excluded from the definition of Additional Stock by the written consent of holders of a majority of the Series C Stock.

          (e) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series C Stock shall be changed into the same or different number of shares of any class or classes of stock of this corporation, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 2.10.5), then and in each such event the holder of each share of Series C Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series C Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          (f) Accountant's Certificate as to Adjustments; Notice by This Corporation. In each case of an adjustment or readjustment of the Series C Conversion Rate pursuant to Section 2.10.5(d), this corporation at its expense will furnish each holder of Series C Stock with a certificate, prepared by independent public accountants of recognized standing, if so required by such holder, showing such adjustment or readjustment and stating in detail the facts upon which such adjustment or readjustment is based.

          (g) Exercise of Conversion Privilege. To exercise its voluntary conversion privilege, a holder of Series C Stock shall surrender the certificate or certificates representing the shares being converted to this corporation at its principal office, and shall give written notice to this corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series C Stock surrendered for conversion shall be accompanied by proper assignment thereof to this corporation or in blank. The date when such written notice is received by this corporation, together with the certificate or certificates
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representing the shares of Series C Stock being converted, shall be, with respect to a voluntary conversion, the "Conversion Date." With respect to a mandatory conversion, pursuant to Section 2.10.5(a)(ii), shares of Series C Stock shall be deemed converted as therein provided and this corporation may effect the replacement of certificates therefor as provided herein or as this corporation may otherwise reasonably determine. As promptly as practicable after the Conversion Date, this corporation shall issue and shall deliver to the holder of the shares of Series C Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series C Stock in accordance with the provisions of this Section 2.10.5, cash in the amount of all declared and unpaid dividends on such shares of Series C Stock up to and including the Conversion Date, and cash, as provided in Section 2.10.5(h), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series C Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (h) Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series C Stock, but this corporation shall pay to the holder of such shares a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series C Stock being converted at any one time by any holder thereof, not upon each share of Series C Stock being converted.

          (i) Partial Conversion. In the event some but not all of the shares of Series C Stock represented by a certificate or certificates surrendered by a holder are converted, this corporation shall execute and deliver to or on the order of the holder, at the expense of this corporation, a new certificate representing the shares of Series C Stock that were not converted.

          (j) Reservation of Common Stock. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Stock and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Stock, this corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
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     2.10.6   No Reissuance of Stock

     Shares of Series C Stock redeemed, converted, purchased or otherwise acquired by this corporation shall be canceled and eliminated from the shares of Series C Stock designated hereunder. Such shares shall, however, remain as authorized shares of Preferred Stock and may be reissued. Accordingly, this corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of shares of Preferred Stock designated as shares of Series C Stock.

     2.10.7   Redemption

          (a) No Call. This corporation shall not have the right to call for redemption all or any part of the Series C Stock, but may, pursuant to the terms of this Section 2.10.7, have the obligation to redeem Series C Stock.

          (b) Option to Require Redemption. This corporation shall, upon receipt at any time on or after January 31, 2003 of the written request of the holders of a majority of the Series C Stock then outstanding, redeem any then unconverted shares of Series C Stock.

          (c) Redemption Price. The redemption price per share of Series C Stock shall be $2.40 plus any declared but unpaid dividends thereon, payable in equal quarterly installments during the three-year period beginning on the Redemption Date (as defined below) (the "Series C Redemption Price"). The Series C Redemption Price shall be appropriately adjusted for any stock dividends, splits or combinations applicable to the Series C Stock.

          (d) Notice of Redemption. Upon receiving a notice requesting redemption pursuant to Section 2.10.7(b), this corporation shall within ten business days mail a written notice (a "Redemption Notice"), postage prepaid, to each holder of record of Series C Stock at the address last shown on the records of this corporation, with a copy of the Redemption Notice to each such holder sent by facsimile transmission or by tested or otherwise authenticated telex. Each Redemption Notice shall state that a redemption pursuant to this Section
2.10.7 has been requested and shall specify the date fixed for such redemption (the "Redemption Date"), which shall be the first Business Day (as defined below) three months after this corporation's receipt of the notice requesting redemption pursuant to Section 2.10.7(b), and each holder of Series C Stock shall have until the close of business on the date ten Business Days prior to the Redemption Date to request a redemption of all or any part of such holder's Series C Stock. A "Business Day" is any day on which banks in Seattle, Washington are not authorized by law to be closed. A request for redemption in response to a Redemption Notice may be made in uniting or by telephone and must be received by this corporation on or before 5:00 p.m. on the date specified in the Redemption Notice; provided that a telephonic response must be confirmed promptly in writing. No defect in the Redemption Notice or any response thereto or in the mailing or publication thereof shall affect the validity of the redemption proceeding with respect to this corporation or any holder of
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Series C Stock; provided that this corporation or such holder has timely received actual notice of the redemption.

          (e) Surrender of Stock. On or after the Redemption Date, each holder of shares of Series C Stock, the redemption of which was requested pursuant to
Section 2.10.7(d), shall surrender the certificate or certificates evidencing such shares to this corporation at any place designated for such surrender in the Redemption Notice and shall then be entitled to receive payment in cash, by wire transfer or by bank-certified check of the Series C Redemption Price for each share of Series C Stock to be redeemed. If less than all of the shares represented by a share certificate are to be redeemed, this corporation shall issue a new certificate representing the shares not redeemed.

          (f) Failure to Redeem. If this corporation shall fail to discharge its obligation to redeem shares of Series C Stock pursuant to this Section
2.10.7 (the "Redemption Obligation"), the Redemption Obligation shall be discharged, pro rata with respect to each holder based on the number of shares requested to be redeemed, as soon as this corporation is permitted by law to discharge such Redemption Obligation. If and so long as any Redemption Obligation shall not fully be discharged, (i) this corporation shall not, directly or indirectly, declare or pay any dividend or make any distribution on, or purchase, redeem, or satisfy any mandatory redemption, sinking fund or other similar obligation in respect of, any securities ranking junior with respect to liquidation preference to the Series C Stock or warrants, rights or options exercisable for any such junior securities, and (ii) this corporation shall not, directly or indirectly, declare or pay any dividend or make any distribution on, or purchase, redeem, or satisfy any mandatory redemption, sinking fund or other similar obligation in respect of, any Parity Shares, unless such dividends or distributions on the shares of Series C Stock and such Parity Shares are declared and paid on a pro rata basis, or, in the event any mandatory redemption, sinking fund or other similar obligation is then undischarged with respect to such Parity Shares, unless shares of Series C Stock and such Parity Shares are redeemed on a pro rata basis. If and so long as this corporation shall have failed to make any quarterly payment of the Series C Redemption Price, the holders of a majority of the shares of Series C Stock and any Parity Shares shall have the right to elect a majority of the members of the Board.
The redemption rights of holders of Series C Stock shall be considered to be on parity with those of holders of Series A Stock to the extent any shares of Series A Stock remain outstanding on the Redemption Date or Dates of Series C Stock.

          (g) Status of Redeemed Shares. From and after the Redemption Date, unless default shall be made by this corporation in paying the Series C Redemption Price at the time and place specified in the Redemption Notice, all dividends on shares of Series C Stock to be redeemed on such Redemption Date shall cease to accrue and all rights of holders of such shares shall cease, except the right of holders of such shares to receive the Series C Redemption Price against delivery of certificates representing such shares, and such shares shall cease to be outstanding.
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     2.10.8   Protective Limitations

     Except as expressly provided herein or as required by law, so long as any shares of the Series C Stock remain outstanding, this corporation shall not, without the approval (by vote or written consent) of the holders of a majority of the then outstanding shares of Series C Stock:

          (a) authorize or issue (or obligate itself to authorize or issue) any security of this corporation senior to Series C Stock as stated by the terms hereof;

          (b)  change any of the terms of Series C Stock as stated herein;

          (c) sell, lease, assign, convey or otherwise dispose of (other than by mortgage or pledge) all or substantially all of its (or any material subsidiary's) assets, or effect any merger or consolidation with another corporation (other than a merger or consolidation in which this corporation is the surviving entity, the shares of Series C Stock remain outstanding without material changes to their rights and preferences and no security is issued as a result of such merger or consolidation that is senior to Series C Stock as stated by the terms hereof);

          (d)  declare any dividend or distribution with respect to Series C
Stock;

          (e) amend any provision of these articles of incorporation that would have a material adverse effect on the holders of Series C Preferred Stock, including without limitation, an increase in the number of authorized shares of Series C Stock; or

          (f) voluntarily dissolve, liquidate or wind up this corporation.

     2.10.9   Notices of Record Date

     In the event of

          (a) any capital reorganization of this corporation, any reclassification or recapitalization of the capital stock of this corporation, any merger or consolidation of this corporation, or any transfer of all or substantially all of the assets of this corporation, or

          (b) any voluntary or involuntary dissolution, liquidation or winding up of this corporation, then and in each such event this corporation shall mail or deliver or cause to be mailed or delivered to each holder of Series C Stock a notice specifying (i) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to effective and (ii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be
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mailed or delivered at least 20 days prior to the date specified in such notice on which such action is to be taken.

     2.11  Designation of Series D Convertible Preferred Stock

     The following series of Preferred Stock is hereby designated, which series shall have the rights, preferences, privileges and limitations as set forth below in this Section 2.11:

     2.11.1  Series D Preferred Stock

     The series of Series D Convertible Preferred Stock, consisting of 4,970,500 shares, par value $.001 per share, authorized herein, shall be designated herein as the "Series D Stock" and shall be convertible into shares of this corporation's Common Stock, as described in Section 2.11.5.

     The rights, preferences, restrictions and other matters relating to Series D Stock are set forth below.

     2.11.2  Dividends

     Dividends shall be declared and set aside for any shares of the Series D Stock only upon resolution of the Board of Directors of this corporation (the "Board"); provided that:

          (a) General. Subject to the rights of the holders, if any, of any outstanding shares of preferred stock of this corporation having a preferential right to dividends ranking equal or superior to the rights of the holders of Series D Stock, the holders of record of outstanding shares of Series D Stock shall be entitled to receive, out of funds legally available therefor, a noncumulative cash dividend, if and when declared by the Board in its discretion. Such dividend, if and so declared, shall be paid at such time or times as shall be determined by the Board. The Series D Stock shall rank pari passu with this corporation's Series A Convertible Preferred Stock ("Series A Stock"), its Series B Convertible Preferred Stock ("Series B Stock") and shall rank senior to its Series C Convertible Preferred Stock ("Series C Stock") as to the payment of dividends.

          (b) Limitation on Common Stock Distributions. No dividend, redemption or similar distribution may be declared or paid on shares of the Common Stock, or on any other shares of capital stock of this corporation ranking below the Series D Stock with respect to the payment of dividends, if the net assets of this corporation after such event would be insufficient to make the liquidation payment described in Section 2.11.3(a) on the Series D Stock, or any liquidation payment on the shares, if any, of any other series of preferred stock of this corporation having a preferential right to liquidation payments superior to the Common Stock (whether or not such payment actually is to be paid).

          (c) Limitation on Other Dividends. The Series D Stock, and the shares, if any, of any other series of preferred stock of this corporation having a preferential right to
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dividends equal or superior to the rights of the holders of Series D Stock, shall be preferred as to the payment of cash dividends, so declared by the Board of Directors, over the Common Stock and any other shares of capital stock of this corporation ranking below the Series D Stock with respect to the payment of dividends. No cash dividends shall be declared on the Common Stock or any other shares of capital stock of this corporation ranking below the Series D Stock with respect to the payment of dividends unless or until a cash dividend in an amount equal to or greater than the dividend declared on the Common Stock or junior preferred stock (dividends shall be compared on an as-converted-to-Common-Stock basis) shall have been declared on the Series D Stock and the shares, if any, of any other series of preferred stock of this corporation having a preferential right to dividends equal or superior to the rights of the holders of Series D Stock.

     2.11.3  Liquidation Rights

     Upon the voluntary or involuntary dissolution, liquidation or winding up of this corporation, the assets of this corporation available for distribution to its shareholders shall be distributed in the following order and amounts:

          (a)  General.

               (i) First, the holders, if any, of this corporation's Series A Stock, Series B Stock and Series C Stock and any other outstanding shares of preferred stock of this corporation having a preferential right to liquidation payments ranking equal to the rights of the holders of Series D Stock (together, the "Parity Shares") shall be entitled to receive the liquidation payment specified for such shares held by them (the "Parity Liquidation Amount"), and the holders of shares of Series D Stock shall be entitled to receive $2.50 for each outstanding share of Series D Stock held by them plus any declared but unpaid dividend per share on such outstanding shares of Series D Stock (the "Series D Liquidation Amount"). If, upon the occurrence of such event, the assets of this corporation shall be insufficient to permit the payment of the full Parity Liquidation Amount and the full Series D Liquidation Amount, then the assets of this corporation available for distribution shall be distributed ratably among the holders of the Parity Shares and the holders of the Series D Stock in the same proportions as the aggregate of the Parity Liquidation Amount and Series D Liquidation Amount each such holder would otherwise be entitled to receive bears to the total Parity Liquidation Amount and Series D Liquidation Amount that would otherwise be payable to all such holders.

              (ii) If, upon completion of the distribution required by subsection (i) of this Section 2.11.3(a), assets remain in this corporation, the holders, if any, of Parity Shares entitled to participate in distributions hereunder, in
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               addition to the Parity Liquidation Amount, of Series D Stock and
               of Common Stock shall be entitled to receive liquidation payments on a pro rata basis (assuming the conversion of all shares of Preferred Stock to Common Stock at the then applicable conversion rates for each series of the Preferred Stock) until, with respect to the holders of Series D Preferred Stock, they shall have received an aggregate liquidation payment pursuant to subsections
               (i) and (ii) of this Section 2.11.3(a) of $5.00 per share of Series D Preferred Stock and, with respect to holders, if any, of Parity Shares, they shall have received an aggregate liquidation payment pursuant to subsections (i) and (ii) of this Section 2.11.3(a) equal to any applicable limit thereon.

        (iii)  If, upon completion of the distributions required by subsections
               (i) and (ii) of this Section 2.11.3(a), assets remain in this corporation, the holders of Common Stock shall be entitled to receive such assets on a pro rata basis based on the number of shares of Common Stock held by each such holder.

          (b) Treatment of Consolidations, Mergers and Sales of Assets. The sale of all or substantially all of the assets of this corporation or the acquisition of this corporation by another entity by means of merger or otherwise resulting in the exchange of the outstanding shares of this corporation for securities of or consideration issued, or caused to be issued, by the acquiring entity or any of its affiliates shall be regarded as a liquidation within the meaning of this Section 2.11.3; provided, however, that each holder of Series D Stock or other shares of convertible preferred stock of this corporation shall have the right to elect the benefits of the provisions of
Section 2.11.5 or other applicable conversion provisions in lieu of receiving payment in liquidation, dissolution or winding up of this corporation pursuant to this Section 2.11.3.

          (c) Noncash Distributions. If any of the assets of the corporation are to be distributed other than in cash under this Section 2.11.3 or for any purpose, then the Board shall promptly engage independent appraisers to determine the value of the assets to be distributed to the holders of Preferred Stock or Common Stock. The corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock or Common Stock of the appraiser's valuation. Notwithstanding the above, any securities to be distributed to the holders of shares of Preferred Stock or Common Stock shall be valued as follows:

               (i) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the closing;
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               (ii)  If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing; and

               (iii) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the corporation and the holders of not less than fifty percent (50%) of the outstanding shares of Preferred Stock, provided that if the corporation and the holders of fifty percent (50%) of the outstanding shares of Preferred Stock are unable to reach agreement, then by independent appraisal by an investment banker hired and paid by the corporation, but acceptable to the holders of at least fifty percent (50%) of the outstanding shares of Preferred Stock.

     2.11.4  Voting Power

     Except as otherwise expressly provided in Section 2.11.8, or as required by the Washington Business Corporation Act, each holder of Series D Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series D Stock could be converted under Section 2.11.5, at the record date for the determination of shareholders entitled to vote on such matter, or, if no such record date is established, at the date on which notice of the meeting of shareholders at which the vote is to be taken is mailed, or the date any written consent of shareholders is solicited if the vote is not to be taken at a meeting. Except as otherwise expressly required, the holders of shares of Series D Stock and the Series A Stock, Series B Stock, Series C Stock and Common Stock shall vote together as a single class on all matters.

     2.11.5  Conversion Rights

     The holders of the Series D Stock shall have the following rights with respect to the conversion of Series D Stock into shares of Common Stock:

             (a)  General.

                  (i) Voluntary Conversion. Any share of the Series D Stock may, at the option of the holder, be converted at any time into such number of fully paid and nonassessable shares of Common Stock as are equal to the product obtained by multiplying the Series D Conversion Rate (determined under Section 2.11.5(b)) by the number of shares of Series D Stock being converted.

                  (ii) Mandatory Conversion.  Each share of Series D Stock shall be converted automatically, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to this corporation or its transfer agent for the Common Stock, into the number of shares of Common Stock into
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               which such Series D Stock is convertible pursuant to Section
               2.11.5(a)(i) upon the earliest of, (A) immediately prior to the closing of a primary, public offering by this corporation of shares of Common Stock, registered under the Securities Act of 1933, as amended, in which the net proceeds are at least $10,000,000 (after deduction of underwriters' discounts and commissions and expenses of the offering) and the per share price at which such shares of Common Stock are offered to the public is at least $10.00, or (B) the consent to, or vote in favor of, such conversion by holders of a majority of the Series D Stock then outstanding. Any such automatic conversion shall take precedence over and shall occur irrespective of any notice of redemption of any shares of Series D Stock if such conversion occurs prior to the Redemption Date (as defined in Section 2.11.7(d)) for such shares.

          (b) Conversion Rate. The conversion rate for Series D Stock in effect at any time (the "Series D Conversion Rate") shall equal $2.50 divided by the Series D Conversion Price, calculated as provided in Section 2.11.5(c).

          (c) Conversion Price. The conversion price for Series D Stock in effect from time to time, except as adjusted in accordance with Section 2.11.5(d), shall be $2.50 (the "Series D Conversion Price").

          (d) Adjustments to Applicable Conversion Price.

              (i) Extraordinary Common Stock Event.  Upon the happening of an
                  Extraordinary Common Stock Event (as defined below), the Series D Conversion Price shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Series D Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the products so obtained shall thereafter be the Series D Conversion Price. The Series D Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

     "Extraordinary Common Stock Event" shall mean (i) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock of this corporation, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.
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               (ii)  Sale of Shares Below Applicable Conversion Price.

                     (A) In the event that this corporation issues any Additional Stock (as defined below) without consideration or for consideration less than the Series D Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Series D Conversion Price shall be reduced to an amount equal to the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below as follows:

                          (x)  an amount equal to the sum of (1) the result
obtained by multiplying the number of shares of Common Stock deemed outstanding immediately prior to such issuance (which shall include the actual number of shares outstanding plus all shares issuable upon the conversion or exercise of all outstanding convertible securities, warrants and options) by the Series D Conversion Price then in effect, and (2) the aggregate consideration, if any, received by this corporation upon the issuance of such Additional Stock;

                          (y)  the number of shares of Common Stock of this
corporation outstanding immediately after each issuance (including the shares deemed outstanding as provided above).

                     (C) No adjustment of the Series D Conversion Price shall be made in an amount less than $.01 per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment made to the Series D Conversion Price. Except as provided in subparagraphs 2.11.5(d)(ii)(F)(3) and (4) below, no adjustment of the Series D Conversion Price shall have the effect of increasing the Series D Conversion Price above the Series D Conversion Price in effect immediately prior to such adjustment.

                     (D) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                     (E) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                     (F) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (which options, rights, convertible or exchangeable securities are not excluded from the definition of Additional Stock), the following provisions shall apply:
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

                          (1)  the aggregate maximum number of shares of Common
Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued for a consideration equal to the consideration (determined in the manner provided in subparagraphs 2.11.5(d)(ii)(D) and (E) above) received by this corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby, but no further adjustment to the Series D Conversion Price shall be made for the actual issuance of Common Stock upon the exercise of such options or rights in accordance with their terms;

                          (2)  the aggregate maximum number of shares of Common
Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued for a consideration equal to the consideration received by this corporation for any such securities and related options or rights, plus the additional consideration, if any, to be received by this corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subparagraphs 2.11.5(d)(ii)(D) and (E) above), but no further adjustment to the Series D Conversion Price shall be made for the actual issuance of Common Stock upon the conversion or exchange of such securities in accordance with their terms;

                          (3)  if such options, rights or convertible or
exchangeable securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to this corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series D Conversion Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such increase or decrease becoming effective, be recomputed to reflect such increase or decrease with respect to such options, rights and securities not already exercised, converted or exchanged prior to such increase or decrease becoming effective, but no further adjustment to the Series D Conversion Price shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities in accordance with their terms;

                          (4)  upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series D Conversion Price shall forthwith be readjusted to such Series D Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities; and
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                          (5)  if any such options or rights shall be issued in
connection with the issue and sale of other securities of this corporation, together comprising one integral transaction in which no specific consideration is allocated to such options or rights by the parties thereto, such options or rights shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors.

               (iii)  "Additional Stock" shall mean any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock issued (or deemed to have been issued pursuant to subparagraph 2.11.5(d)(ii)(F) above) by this corporation after July 17, 1998 other than:

                       (A) Common Stock issued pursuant to a transaction described in Section 2.11.5(d)(i);

                       (B) Common Stock issued or issuable (whether directly or indirectly or pursuant to stock options or warrants) to employees, directors, advisors, consultants, guarantors, customers or others with whom this corporation has business dealings, provided that such issuance or grant is either issued or issuable pursuant to the Employee Stock Option and Restricted Award Plan, the Non-Employee Director Stock Option Plan, or the 1995 Stock Incentive Compensation Plan out of the shares reserved for those plans as of July 17, 1998, or approved (by vote or written consent) by a majority of the members of the Compensation Committee of the Board, or approved (by vote or written consent) by the holders of a majority of the then outstanding shares of Series D Stock;

                       (C) Common Stock issued or issuable upon conversion of Series D Stock;

                       (D) Common Stock issued or issuable upon conversion or exercise of any securities convertible into or exchangeable or exercisable for shares of Common Stock, provided that such securities are designated as excluded from the definition of Additional Stock by the written consent of holders of a majority of the Series D Stock; and

                       (E) Common Stock issued or issuable as a dividend or distribution on Series D Stock or on any securities convertible into or exchangeable or exercisable for shares of Common Stock, provided that such securities are designated as excluded from the definition of Additional Stock by the written consent of holders of a majority of the Series D Stock.

          (e) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series D Stock shall be changed into the same or different number of shares of any class or classes of stock of this corporation, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 2.11.5), then and in each such event the holder of each share of Series D Stock shall have the right thereafter to convert such share
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

into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series D Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          (f) Accountant's Certificate as to Adjustments; Notice by This Corporation. In each case of an adjustment or readjustment of the Series D Conversion Rate pursuant to Section 2.11.5(d), this corporation at its expense will furnish each holder of Series D Stock with a certificate, prepared by independent public accountants of recognized standing, if so required by such holder, showing such adjustment or readjustment and stating in detail the facts upon which such adjustment or readjustment is based.

          (g) Exercise of Conversion Privilege. To exercise its voluntary conversion privilege, a holder of Series D Stock shall surrender the certificate or certificates representing the shares being converted to this corporation at its principal office, and shall give written notice to this corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series D Stock surrendered for conversion shall be accompanied by proper assignment thereof to this corporation or in blank. The date when such written notice is received by this corporation, together with the certificate or certificates representing the shares of Series D Stock being converted, shall be, with respect to a voluntary conversion, the "Conversion Date." With respect to a mandatory conversion, pursuant to Section 2.11.5(a)(ii), shares of Series D Stock shall be deemed converted as therein provided and this corporation may effect the replacement of certificates therefor as provided herein or as this corporation may otherwise reasonably determine. As promptly as practicable after the Conversion Date, this corporation shall issue and shall deliver to the holder of the shares of Series D Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series D Stock in accordance with the provisions of this Section 2.11.5, cash in the amount of all declared and unpaid dividends on such shares of Series D Stock up to and including the Conversion Date, and cash, as provided in Section 2.11.5(h), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series D Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (h) Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series D Stock, but this corporation shall pay to the holder of such shares a cash adjustment in
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respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series D Stock being converted at any one time by any holder thereof, not upon each share of Series D Stock being converted.

          (i) Partial Conversion. In the event some but not all of the shares of Series D Stock represented by a certificate or certificates surrendered by a holder are converted, this corporation shall execute and deliver to or on the order of the holder, at the expense of this corporation, a new certificate representing the shares of Series D Stock that were not converted.

          (j) Reservation of Common Stock. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Stock and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Stock, this corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     2.11.6  No Reissuance of Stock

     Shares of Series D Stock redeemed, converted, purchased or otherwise acquired by this corporation shall be canceled and eliminated from the shares of Series D Stock designated hereunder. Such shares shall, however, remain as authorized shares of Preferred Stock and may be reissued. Accordingly, this corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of shares of Preferred Stock designated as shares of Series D Stock.

     2.11.7  Redemption

             (a) No Call. This corporation shall not have the right to call for redemption all or any part of the Series D Stock, but may, pursuant to the terms of this Section 2.11.7, have the obligation to redeem Series D Stock.

             (b) Option to Require Redemption. This corporation shall, upon receipt at any time on or after January 31, 2003 of the written request of the holders of a majority of the Series D Stock then outstanding, redeem any then unconverted shares of Series D Stock.

             (c) Redemption Price. The redemption price per share of Series D Stock shall be $3.00 plus any declared but unpaid dividends thereon, payable in equal quarterly installments during the three-year period beginning on the Redemption Date (as defined
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below) (the "Series D Redemption Price"). The Series D Redemption Price shall be appropriately adjusted for any stock dividends, splits or combinations applicable to the Series D Stock.

          (d) Notice of Redemption. Upon receiving a notice requesting redemption pursuant to Section 2.11.7(b), this corporation shall within ten business days mail a written notice (a "Redemption Notice"), postage prepaid, to each holder of record of Series D Stock at the address last shown on the records of this corporation, with a copy of the Redemption Notice to each such holder sent by facsimile transmission or by tested or otherwise authenticated telex. Each Redemption Notice shall state that a redemption pursuant to this Section
2.11.7 has been requested and shall specify the date fixed for such redemption (the "Redemption Date"), which shall be the first Business Day (as defined below) three months after this corporation's receipt of the notice requesting redemption pursuant to Section 2.11.7(b), and each holder of Series D Stock shall have until the close of business on the date ten Business Days prior to the Redemption Date to request a redemption of all or any part of such holder's Series D Stock. A "Business Day" is any day on which banks in Seattle, Washington are not authorized by law to be closed. A request for redemption in response to a Redemption Notice may be made in writing or by telephone and must be received by this corporation on or before 5:00 p.m. on the date specified in the Redemption Notice; provided that a telephonic response must be confirmed promptly in writing. No defect in the Redemption Notice or any response thereto or in the mailing or publication thereof shall affect the validity of the redemption proceeding with respect to this corporation or any holder of Series D Stock; provided that this corporation or such holder has timely received actual notice of the redemption.

          (e) Surrender of Stock. On or after the Redemption Date, each holder of shares of Series D Stock, the redemption of which was requested pursuant to
Section 2.11.7(d), shall surrender the certificate or certificates evidencing such shares to this corporation at any place designated for such surrender in the Redemption Notice and shall then be entitled to receive payment in cash, by wire transfer or by bank-certified check of the Series D Redemption Price for each share of Series D Stock to be redeemed. If less than all of the shares represented by a share certificate are to be redeemed, this corporation shall issue a new certificate representing the shares not redeemed.

          (f) Failure to Redeem. If this corporation shall fail to discharge its obligation to redeem shares of Series D Stock pursuant to this Section
2.11.7 (the "Redemption Obligation"), the Redemption Obligation shall be discharged, pro rata with respect to each holder based on the number of shares requested to be redeemed, as soon as this corporation is permitted by law to discharge such Redemption Obligation. If and so long as any Redemption Obligation shall not fully be discharged, (i) this corporation shall not, directly or indirectly, declare or pay any dividend or make any distribution on, or purchase, redeem, or satisfy any mandatory redemption, sinking fund or other similar obligation in respect of, any securities ranking junior with respect to liquidation preference to the Series D Stock or warrants, rights or options exercisable for any such junior securities, and (ii) this
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

corporation shall not, directly or indirectly, declare or pay any dividend or make any distribution on, or purchase, redeem, or satisfy any mandatory redemption, sinking fund or other similar obligation in respect of, any Parity Shares, unless such dividends or distributions on the shares of Series D Stock and such Parity Shares are declared and paid on a pro rata basis, or, in the event any mandatory redemption, sinking fund or other similar obligation is then undischarged with respect to such Parity Shares entitled to redemption, unless shares of Series D Stock and such Parity Shares are redeemed on a pro rata basis. If and so long as this corporation shall have failed to make any quarterly payment of the Series D Redemption Price, the holders of a majority of the shares of Series D Stock and any Parity Shares entitled to redemption shall have the right to elect a majority of the members of the Board. The redemption rights of holders of Series D Stock shall be considered to be on parity with those of holders of Series A Stock and Series C Stock to the extent any shares of Series A Stock and Series C Stock remain outstanding on the Redemption Date or Dates of Series D Stock.

          (g) Status of Redeemed Shares. From and after the Redemption Date, unless default shall be made by this corporation in paying the Series D Redemption Price at the time and place specified in the Redemption Notice, all dividends on shares of Series D Stock to be redeemed on such Redemption Date shall cease to accrue and all rights of holders of such shares shall cease, except the right of holders of such shares to receive the Series D Redemption Price against delivery of certificates representing such shares, and such shares shall cease to be outstanding.

     2.11.8  Protective Limitations

     Except as expressly provided herein or as required by law, so long as any shares of the Series D Stock remain outstanding, this corporation shall not, without the approval (by vote or written consent) of the holders of a majority of the then outstanding shares of Series D Stock:

          (a) authorize or issue (or obligate itself to authorize or issue) any security of this corporation senior to Series D Stock as stated by the terms hereof;

          (b)  change any of the terms of Series D Stock as stated herein;

          (c) sell, lease, assign, convey or otherwise dispose of (other than by mortgage or pledge) all or substantially all of its (or any material subsidiary's) assets, or effect any merger or consolidation with another corporation (other than a merger or consolidation in which this corporation is the surviving entity, the shares of Series D Stock remain outstanding without material changes to their rights and preferences and no security is issued as a result of such merger or consolidation that is senior to Series D Stock as stated by the terms hereof);

          (d)  declare any dividend or distribution with respect to Series D
Stock;
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

          (e) amend any provision of these articles of incorporation that would have a material adverse effect on the holders of Series D Preferred Stock, including, without limitation, an increase in the number of authorized shares of Series D Stock; or

          (f)  voluntarily dissolve, liquidate or wind up this corporation.

     2.11.9  Notices of Record Date

     In the event of

          (a) any capital reorganization of this corporation, any reclassification or recapitalization of the capital stock of this corporation, any merger or consolidation of this corporation, or any transfer of all or substantially all of the assets of this corporation, or

     (b) any voluntary or involuntary dissolution, liquidation or winding up of this corporation, then and in each such event this corporation shall mail or deliver or cause to be mailed or delivered to each holder of Series D Stock a notice specifying (i) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to effective and (ii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed or delivered at least 20 days prior to the date specified in such notice on which such action is to be taken.

                             ARTICLE 3.  DIRECTORS

     The number of Directors of the Company shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein. Prior to the 2000 annual election of Directors, unless a Director earlier dies, resigns or is removed, his or her term of office shall expire at the next annual meeting of shareholders. At the 2000 election of Directors, the Board shall be divided into three classes, with said classes to be as equal in number as may be possible, with any Director or Directors in excess of the number divisible by three being assigned to Class 3 and Class 2, as the case may be. At the first election of Directors to such classified Board, each Class 1 Director shall be elected to serve until the next ensuing annual meeting of shareholders, each Class 2 Director shall be elected to serve until the second ensuing annual meeting of shareholders and each Class 3 Director shall be elected to serve until the third ensuing annual meeting of shareholders. At each annual meeting of shareholders following the meeting at which the Board is initially classified, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders. Notwithstanding any of the foregoing provisions of this Article, Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of Directors.
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     The Directors of the Company may be removed only for cause; such removal shall be in the manner provided by the Bylaws.

                              ARTICLE 4.  BYLAWS

     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to amend or repeal the Bylaws of this corporation and to adopt new Bylaws.

                    ARTICLE 5.  REGISTERED OFFICE AND AGENT

     The name of the registered agent of this corporation and the address of its registered office are as follows:


                           Lawco of Washington, Inc.
                           1201 Third Avenue, 40th Floor
                           Seattle, Washington 98101-3099

                         ARTICLE 6.  PREEMPTIVE RIGHTS

     No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                         ARTICLE 7.  CUMULATIVE VOTING

     The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

              ARTICLE 8.  AMENDMENTS TO ARTICLES OF INCORPORATION

     This corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by law, and the rights of the shareholders of this corporation are granted subject to this reservation.

                 ARTICLE 9.  LIMITATION OF DIRECTOR LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating RCW 23B.08.310 of the Washington Business Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the
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liability of a director of the Corporation shall be eliminated or limited to the full extent permitted by the Washington Business Corporation Act, as so amended, without any requirement of further action by the shareholders.

                   ARTICLE 10.  SPECIAL VOTING REQUIREMENTS

     In addition to any affirmative vote required by law, by these Restated Articles of Incorporation or otherwise, any "Business Combination" (as hereinafter defined) involving the Company shall be subject to approval in the manner set forth in this Article 10.

10.1  Definitions

      For the purposes of this Article 10:

          (a) "Business Combination" means (i) a merger, share exchange or consolidation of the Company or any of its Subsidiaries with any other corporation or entity; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, whether in one transaction or a series of transactions, by the Company or any of its Subsidiaries of all or a substantial part of the Company's assets otherwise than in the usual and regular course of business; or (iii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

          (b) "Continuing Director" means any member of the Board who was a member of the Board on April 30, 1999 or who is elected to the Board after April 30, 1999 upon the recommendation of a majority of the Continuing Directors voting separately and as a subclass of Directors on such recommendation.

          (c) "Subsidiary" means a domestic or foreign corporation, a majority of the outstanding voting shares of which are owned, directly or indirectly, by the Company.

10.2.  Vote Required for Business Combinations

     10.2.1  Supermajority Vote

     Except as provided in Sections 10.2.2 and 10.2.3, the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board authorizing the issuance of a class or series of Common Stock or Preferred Stock, the affirmative vote of the holders of not less than two-thirds of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of a Business Combination.

     10.2.2  Majority Vote

     Notwithstanding Section 10.2.1, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors,
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and if such Business Combination is otherwise required to be approved by the
Company's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Restated Articles of Incorporation other than this
Article 10, then the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board authorizing the issuance of a class or series of Common Stock or Preferred Stock, the affirmative vote of the holders of not less than a majority of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of such Business Combination.

     10.2.3  No Shareholder Vote

     Notwithstanding Section 10.2.1 or 10.2.2, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such Business Combination is not otherwise required to be approved by the Company's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Restated Articles of Incorporation other than this Article 10, then no vote of the shareholders of the Company shall be required for approval of such Business Combination.

                 ARTICLE 11.  SPECIAL MEETINGS OF SHAREHOLDERS

     Special meetings of the shareholders shall be called in the manner set forth in this Article 11.

     The Chairman of the Board, the President or the Board may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary of the Company no later than 20 days prior to the date of such meeting one or more written demands for such meeting, describing the purpose or purposes for which it is to be held.

     To the extent the Washington Business Corporation Act requires prior notice of any such action to be given to nonconsenting or nonvoting shareholders, such notice shall be made prior to the date on which the action becomes effective, as required by the Washington Business Corporation Act. The form of the notice shall be sufficient to apprise the nonconsenting or nonvoting shareholder of the nature of the action to be effected, in a manner approved by the Directors of this corporation or by the committee or officers to whom the Board of Directors has delegated that responsibility.
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     Dated: ______________________

                                       PRIMUS KNOWLEDGE SOLUTIONS, INC.

                                       By: ____________________________

                                       Its: ___________________________

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